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                                  EXHIBIT 99A
                        DIRECTORS AND EXECUTIVE OFFICERS
                             MEDICAL ASSURANCE, INC.
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NAME                                      RESIDENCE (R) OR BUSINESS (B) ADDRESS   OCCUPATION
--------------------------------------    -------------------------------------   --------------------------------
Richard V. Bradley, M.D.                  8360 Delmar Blvd, Suite 100             Senior Consultant of Medical
Director                                  St. Louis, MO 63124    (B)              Assurance

Paul R. Butrus                            100 Brookwood Place                     Executive Vice President of
Director and Executive Officer            Birmingham, AL 35209(B)                 Medical Assurance

Norton E. Cowart, M.D., Director          2201 Covemont Drive                     Retired
                                          Huntsville, AL 35801    (R)

A. Derrill Crowe, M.D., Director and      100 Brookwood Place                     President and Chairman of the
Executive Officer                         Birmingham, AL 35209 (B)                Board of Medical Assurance

Paul D. Everest, M.D., Director           2240 Allendale Place                    Retired
                                          Montgomery, AL 36111 (R)

Robert E. Flowers, M.D., Director         4300 West Main Street, Suite 102        Practicing physician in the
                                          Dothan, AL   35305       (R)            field of gynecology

Robert D. Francis,                        100 Brookwood Place                     Senior Vice President, Secretary
Executive Officer                         Birmingham, AL 35209 (B)                and Chief Underwriting Officer
                                                                                  of Medical Assurance

Howard F. Friedman,                       100 Brookwood Place                     Senior Vice President -
Executive Officer                         Birmingham, AL 35209 (B)                Corporate Development of Medical
                                                                                  Assurance

Leon C. Hamrick, M.D.,                    701 Richard Scrushy Parkway             General surgeon with HealthSouth
Director                                  Fairfield, AL 35064      (B)            Metro West Hospital in
                                                                                  Fairfield, AL

James J. Morello,                         100 Brookwood Place                     Senior Vice President,
Executive Officer                         Birmingham, AL 35209 (B)                Treasurer, and Chief Financial
                                                                                  Officer of Medical Assurance

John P. North, Jr.,                       3216 Argyle Road                        Retired
Director                                  Birmingham, AL 35213 (R)
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Note:    All of the directors and officers listed on this Exhibit A are citizens of the United States of America.


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